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                                                                   EXHIBIT 10.03



                               CUSTOMER AGREEMENT


                                     AMONG

                          ML PRINCIPAL PROTECTION L.P.
                 (FORMERLY, ML PRINCIPAL PROTECTION PLUS L.P.)


                      ML PRINCIPAL PROTECTION TRADING L.P.
             (FORMERLY, ML PRINCIPAL PROTECTION PLUS TRADING L.P.

                                      AND


                           MERRILL LYNCH FUTURES INC.



                                              DATED AS OF ________________, 1996
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                     ML PRINCIPAL PROTECTION TRADING L.P.

                               CUSTOMER AGREEMENT


     In consideration of the acceptance by MERRILL LYNCH FUTURES INC. ("Broker") of one or more accounts of ML PRINCIPAL PROTECTION TRADING L.P., formerly ML Principal Protection Trading L.P. ("Customer"), it is agreed as follows:

     1. Customer acknowledges that the purchase and sale of commodity futures and forward contracts and commodity options is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of losses in excess of their margin deposits and option premiums. Customer understands that because of the low margin normally required in commodity futures and forward trading, small price changes in commodity futures and forward contracts may result in significant Customer losses, which losses may substantially exceed Customer's margin deposits and any other deposits Customer may make. Broker has disclosed all the foregoing risks and information, as well as the fact that the proposed monthly brokerage commissions of 0.7917 of 1% of the month-end assets allocated to the Trading Advisors for management (a 9.5% annual rate), may result in significantly higher brokerage costs than those charged by Broker to other customers, including other commodity pools such as Customer. Depending upon the number of trades ordered for Customer by its advisors (the "Trading Advisors"), the foregoing flat-rate commissions could constitute a substantial premium over Broker's standard speculative round-turn commission rates.

     Broker agrees to pay all floor brokerage charges relating to Customer's trading, including any such charges assessed on trades executed by floor brokers unaffiliated with Broker, provided that such charges do not exceed Broker's standard rates (provided such rates are competitive).

     Broker agrees to pay all fees of Merrill Lynch Asset Management, L.P., which will provide cash management services to Customer and to ML Principal Protection L.P., (formerly, ML Principal Protection Plus L.P.) the sole limited partner of Customer (the "Parent").

     2. Customer authorizes Broker, as Customer's commodity broker and as Customer's principal, to purchase and sell commodity futures and forward contracts (and to use the services of other persons designated by Customer in writing from time to
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time, in doing so) and to purchase, sell and exercise commodity options for
Customer's account in accordance with the written or oral instructions of the Trading Advisors as described in the Prospectus of Customer and the Parent dated _______, 1996, including the Prospectus Supplement thereto (as the same may be amended as supplemented from time to time, the "Prospectus"), which Trading Advisors have been granted full discretionary trading authority with respect to Customer's assets, or such other person or persons as Customer may designate to Broker in writing from time to time. Customer acknowledges and agrees that Broker shall have no discretion with respect to the trading decisions to be made for the account of Customer except as may otherwise be agreed upon in writing between Customer and Broker. Customer has delivered to Broker a true copy of the Advisory Agreements between Customer and each of the Trading Advisors (the "Advisory Agreements"). Customer may override the authority of the Trading Advisors in certain limited circumstances as described in such Advisory Agreements and the Prospectus. Broker shall be in no respect responsible for any actions taken in compliance with instructions from the Trading Advisors or from Customer.

     3. Broker shall act as custodian for all assets of Customer on deposit with Broker. In such capacity, Broker may cause to be held cash and other assets of Customer by such bank or banks as Broker may select from time to time, in its sole discretion, subject to the approval of Customer, and may transmit funds to exchanges as margin. Broker shall not deposit assets of Customer as margin in respect of Customer's forward trades, which trades shall be effected pursuant to the Foreign Exchange Desk Service Agreement between Customer, Broker, Merrill Lynch International Bank, Merrill Lynch Investment Partners
Inc. (formerly, ML Future Investment Partner Inc.) and certain other parties dated as of July 1, 1993 as amended by the Amendment to Foreign Exchange Desk Service Agreement dated as of _______, 1996 (the "F/X Desk Agreement"). Broker will invest such assets in a manner consistent with the "Use of Proceeds"
section in the Prospectus.

     Broker may hold Customer assets in unregulated accounts. Assets held in Customer's name at affiliates of Broker shall be held in unregulated accounts.

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     Certain Customer assets will be converted into foreign currencies and used to margin foreign futures positions held for Customer. Broker will hold such non-U.S. dollar funds in a "foreign futures secured amount" or a "foreign options secured amount" account, and will invest such assets, to the extent practicable, in short-term government securities denominated in such currencies. All interest earned on such investments shall inure to the benefit of Customer's account. Customer shall bear the exchange-rate risk involved in converting and re-converting assets held in Customer's account between U.S. dollars and foreign currencies.

     Broker shall have no liability to Customer in connection with any such investment except for Broker's negligence or misconduct in connection therewith. Broker shall be entitled to retain any other economic benefit which may accrue from its possession of Customer's assets, provided that such benefit could not reasonably be made available to Customer.

     4. Customer shall pay Broker: (a) the applicable initial, maintenance and variation margin requirements in effect from time to time and the brokerage commissions described in the Prospectus; and (b) service charges on any Customer deficit balance at the rates customarily charged by Broker and interest on any such deficit balance at the rate of one percent (1%) over the average prime rate announced from time to time by The Morgan Guaranty Trust Company of New York, with interest to be computed and charged by Broker on a monthly basis, or the maximum rate allowed by law, whichever is less. All routine charges, including without limitation, exchange fees, National Futures Association transaction fees and clearing fees and floor brokerage due in respect of Customer's trading shall be paid by Broker from the monthly flat-rate commission received by Broker from Customer. Broker shall pay all "pit brokerage" incurred in respect of Customer's trading without reimbursement therefor by Customer.

     Customer hereby authorizes Broker to pay all fees of Merrill Lynch Asset Management, L.P., in connection with Merrill Lynch Asset Management, L.P.'s provision of cash management services to Customer, from the monthly flat-rate commission received by Broker from Customer.

     5. Customer acknowledges that Broker has the right, but no responsibility or obligation, to limit the number of

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commodity futures, forward and commodity options which Customer may maintain or acquire through Broker at any time. Broker shall give Customer prior notice of any such limitation.

     6. Customer shall maintain at all times that portion of its assets with Broker, to be used to provide, and subject to be transmitted to exchanges in respect of, margins for Customer's account, as required from time to time by Broker in its sole and absolute discretion. Margin requirements established by Broker may exceed or differ from the requirements set by any commodity exchange or third party and may be changed by Broker without notice to Customer, such changes to apply to existing as well as future positions, should Broker so elect. If at any time Customer's account does not contain the amount of margin and/or premium required by Broker, Broker may, at any time, close out Customer's open positions in whole or in part and take any action described in Section 11 hereof, after giving notice thereof to the Trading Advisors and the Customer. While Broker has the right to close out Customer's open positions in whole or in part for failure to maintain the amount of margin required by Broker or pay premiums due to Broker, Customer understands and agrees that Broker has no obligation to Customer to do so in the absence of specific instructions from Customer or the Trading Advisors.

     7. All transactions by Broker on Customer's behalf shall be subject to the applicable constitutional provision, by-laws, rules, regulations, rulings and interpretations of the contract market on which such transactions are executed or cleared by Broker or its agents for Customer's account, and to all applicable governmental acts and statutes (such as the Commodity Exchange Act) and the rules and regulations made thereunder; Broker shall not be liable to Customer as a result of any action taken by Broker or its agents that is considered in good faith by Broker to be required by any such constitutional provision, rule, regulation, ruling, interpretation, act, statute or regulation. The foregoing provision is solely for the protection and benefit of Broker, and any failure by Broker or its agents to comply with any such constitution, rule, regulation, ruling, interpretation, act, statute or other regulation shall not relieve Customer of any obligations under this Agreement nor be construed to create rights hereunder in favor of Customer against Broker.

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     8.  All monies, securities, commodities, commodity futures contracts, commodity options or other property, including any property held by banks, now or at any future time in Customer's account or held by Broker for Customer are hereby pledged with Broker and shall be subject to a security interest in Broker's favor to secure any indebtedness at any time owing from Customer to Broker.

     9. All transactions for or on Customer's behalf shall be deemed to be included in a single account whether or not such transactions are segregated on Broker's records into separate accounts, either severally or jointly with others
- -- the foregoing provision being solely for Broker's protection.

     Broker's rights with respect to Customer's property shall be qualified by applicable requirements for the segregation of customer property under the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission.

     10. The Parent, the sole limited partner of Customer, hereby authorizes and directs Broker to debit directly from Parent's bank or custodial accounts(s) all amounts due to Broker from Parent as provided under Section 16(e) of the Parent's Third Amended Limited Partnership Agreement -- being amounts equal to the difference between the assets which Customer commits to trading and the actual equity invested in Customer. Such debits may be made without need of prior notice to either Customer or the Parent.

     11. Broker shall not be responsible for: (1) delays in the transmission of orders due to breakdown or failure of transmission or communication facilities or to any other cause beyond Broker's reasonable control or not resulting from Broker's negligence or misconduct; or (2) any gain or loss to Customer from fluctuations in currency exchange rates in any foreign currency in which any commodity futures, forward or commodity option contract or deposited property is held, except to the extent that any amount may be owing from Broker to Customer pursuant to any transaction in a foreign currency between Broker and Customer, provided that there is no negligence or misconduct on the part of Broker in respect of such loss.

     12. In the event that: (a) Customer shall terminate or be dissolved; (b) a proceeding under the Bankruptcy Code, an

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assignment for the benefit of creditors or an application for a receiver, custodian or trustee shall be filed or applied for by or against Customer; (c) any property in Customer's account shall be garnished or attached; (d) the property held in Customer's account shall be determined by Broker in its sole and absolute discretion, and regardless of current market quotations, to be inadequate to secure Customer's account; (e) Customer's account shall incur a deficit balance; or (f) Customer shall acquire or maintain open positions with Broker in excess of the limits imposed from time to time by Broker pursuant to
Section 5 hereof, Broker may close out Customer's account in whole or in part, sell any or all of Customer's property held by Broker, buy or sell any securities, commodities, commodity futures, forward or commodity options, or any other property, for Customer's account, or cancel any outstanding orders to close out any account of Customer or to close out any commitment made by Broker on behalf of Customer. Such sale, purchase or cancellation may be made at Broker's discretion on a contract market or at public auction or at private sale. No prior tender, demand, call or prior notice from Broker of the time and place of such sale or purchase shall be deemed to be a waiver of Broker's right to sell or buy any property held by Broker, or owed to Broker by Customer. Broker may, to the extent permitted by law, purchase the whole or any part of any such Customer property, free from any right of redemption, and Customer shall remain liable for and shall pay to Broker the amount of any deficiency resulting from any such transactions.

     13. If at any time Customer shall be unable to deliver to Broker any property previously sold by Broker on Customer's behalf, Customer authorizes Broker in its discretion to borrow or to buy any property necessary to make delivery thereof, and Customer shall pay and reimburse Broker for any cost, loss and damage (including consequential costs, losses, penalties, fines and damages) which Broker may sustain thereby and any premiums which Broker may be required to pay thereon, and for any cost, loss and damage (including consequential costs, losses, penalties, fines and damages) which Broker may sustain from its inability to borrow or buy any such property.

     14. Broker acknowledges and agrees that Customer is a subsidiary limited partnership of the Parent, which is the sole limited partner of Customer and whose general partner is also the general partner of Customer. Broker agrees that except pursuant to the Parent's undertaking pursuant to Section 16(e) of the

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Parent's Limited Partnership Agreement, Broker will look only to the assets of
Customer, and not to any assets of the Parent itself, to satisfy any debts or liabilities due to the Broker hereunder.

     Broker also agrees that (i) it will in no event seek to assert, other than pursuant to and to the extent of the Parent's undertaking set forth in Section 16(e) of the Parent's Limited Partnership Agreement, that the Parent or any of its assets is in any respects subject to any debts of or claims against Customer, either through "piercing the corporate veil," "substantive consolidation" or other theories, and (ii) Broker will take no action and institute no action or proceeding seeking to adjudicate the Customer a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property.

     In no event shall Broker collect any amounts from Customer if doing so would result in the assets attributable to one series of units of limited partnership interest sold by Parent being used to pay any losses incurred in respect of any other such series.

     15. In the event Broker does not receive timely instructions with respect to outstanding options held in Customer's account to liquidate, exercise or permit such options to expire, Broker shall permit such options in Customer's account to expire.

     Customer shall give liquidating instructions to Broker concerning Customer's open futures and forward positions maturing in a current month at least five (5) business days prior to the first notice day, in the case of long positions, and at least five (5) business days prior to the last trading day, in the case of short positions. Alternatively, Customer shall deliver to Broker sufficient funds to take delivery or sufficient funds and/or the necessary documents to make delivery within the time period hereinabove specified. If Customer does not either give instructions or deliver the funds and/or documents hereby required to Broker within such period, Broker may, without

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notice, either liquidate Customer's positions pursuant to Section 11 or take or make delivery on behalf of Customer upon such terms and in such manner as Broker determines in its sole and absolute discretion.

     16. Customer agrees and acknowledges that with respect to its forward trading, Customer shall trade through Broker pursuant to the terms of the F/X Desk Agreement and such trading shall be subject to Broker's standard netting provisions.

     17. Customer agrees that Broker may, from time to time, change the account number assigned to any account covered by this Agreement, and that this Agreement shall remain in full force and effect as to any such renumbered account.

     18. Subject to Section 7 hereof, no provision of this Agreement shall in any respects be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to writing and signed by Customer and an officer of Broker.

     19. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     20.  This Agreement shall be binding upon Customer and Customer's assigns.

     21. Customer acknowledges that it is an affiliate of Broker. However, Customer acknowledges and agrees that this Agreement may be enforced against Customer in accordance with its terms, irrespective of such affiliation.

     22. If any term or provision hereof, or the application thereof to any person or circumstance, shall to any extent be contrary to any exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is contrary, invalid or enforceable, shall not be affected thereby, and shall be enforced to the fullest extent permitted by regulation and law, provided such enforcement does not materially alter the intent of this Agreement or reduce the security, or increase the obligations, of Broker hereunder.

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     23.  The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights or remedies.

     24. Broker shall be free to render services of the nature to be rendered to Customer hereunder to persons or parties in addition to Customer, and the parties acknowledge that Broker does and will render such services, including to commodity pools similar in nature to Customer, and may do so on terms more favorable than those granted to Customer hereunder. However, Broker shall not knowingly or deliberately favor any account over Customer with respect to the execution of commodity trades.

     25. This Agreement shall be cancelable, without penalty, upon sixty (60) days' notice to the parties hereto by Broker or Customer.

     26. Any notices under this Agreement shall be given or confirmed in writing, delivered personally or sent by mail, as follows:

     if to Customer:

          ML PRINCIPAL PROTECTION TRADING L.P.
          c/o Merrill Lynch Investment Partners Inc.
          Merrill Lynch World Headquarters
          Sixth Floor, South Tower
          World Financial Center
          New York, New York  10080-6106
          Attn:  John R. Frawley, Jr.

     with a copy to:

          MERRILL LYNCH INVESTMENT PARTNERS INC.
          Merrill Lynch World Headquarters
          Sixth Floor, South Tower
          World Financial Center
          New York, New York  10080-6106
          Attn:  John R. Frawley, Jr.

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     if to Broker:

          MERRILL LYNCH FUTURES INC.
          Merrill Lynch World Headquarters
          World Financial Center
          250 Versey Street
          23rd Floor
          New York, New York  10080-1323
          Attn:  William Maitland, Esq.

     Notices hereunder shall be effective only when actually received.

     27. Customer understands that any of its assets held by the parties with which Customer trades in the forward markets will not be subject to Commodity Futures Trading Commission segregation requirements.

     28. This Agreement shall inure to the benefit of Broker. This Agreement shall also inure to the benefit of any of Broker's affiliates through which Customer may trade and to that of the respective successors (by merger, consolidation or otherwise) and assigns of each of the foregoing parties, each of which may transfer Customer's account to any such successors or assigns.

     29. Broker and Customer each agree that in the event of inconsistencies between the terms of this Agreement and the Prospectus, the latter shall control as if set forth verbatim herein.

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     IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.


                                     ML PRINCIPAL PROTECTION
                                     TRADING L.P.

                                     By:  Merrill Lynch Investment
                                          Partners
                                          Inc., General Partner


                                     By:________________________________
                                        James M. Bernard, Vice President


Accepted and Confirmed:

MERRILL LYNCH FUTURES INC.


By:_________________________________
   Name:
   Title:


ML PRINCIPAL PROTECTION L.P.
(solely in respect of Section 10
hereof)

By:  Merrill Lynch Investment Partners
     Inc., General Partner


By:_________________________________
   James M. Bernard, Vice President



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MERRILL LYNCH ASSET MANAGEMENT, L.P.
(solely in respect of Section 1,
paragraph 3 and Section 4, paragraph
2 hereof)


By:  Princeton Services, Inc.,
     General Partner


By:____________________________
   Name:
   Title:





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